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                                                                    Exhibit 99.1



                              [FORM OF PROXY CARD]

                         COMMERCIAL FEDERAL CORPORATION

            This Proxy is solicited by the Board of Directors for the
              _______________, 1998 Special Meeting of Stockholders

         The undersigned hereby appoints ___________, ____________ and _____________, and each of them, with full power of substitution, as attorneys in fact, agents and proxies for the undersigned to vote all of the shares of Common Stock, par value $.01 per share, of COMMERCIAL FEDERAL CORPORATION (the "Corporation") which the undersigned is entitled to vote at the Special Meeting of Stockholders to be held at _______________, ________________, ____________,
Omaha, Nebraska on ________, ___________, 1998 at __:___ _.m., local time, and at any and all adjournments or postponements thereof (the "Meeting") as indicated below and as directed by the Board of Directors, with respect to such other matters as may properly come before the Meeting.

         THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY "FOR" PROPOSALS I AND II. IF OTHER MATTERS ARE PROPERLY BROUGHT BEFORE THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY AS DIRECTED BY A MAJORITY OF THE BOARD OF DIRECTORS.

         THE UNDERSIGNED HEREBY REVOKES ANY PREVIOUS PROXIES WITH RESPECT TO THE MATTERS COVERED BY THIS PROXY.

The Board of Directors Recommends a Vote "FOR" Proposal I and II

I. The approval of the Reorganization and Merger Agreement (the "Merger Agreement") dated March 9, 1998, by and among Commercial, Commercial Federal Bank, a Federal Savings Bank (the "Bank"), First Colorado Bancorp, Inc. ("First Colorado"), and First Federal Bank of Colorado ("First Federal"), pursuant to which First Colorado will be merged with and into Commercial (the "Merger"), and stockholders of First Colorado will receive Commercial Common Stock, and cash in lieu of fractional shares of Commercial Common Stock, for each share of First Colorado Common Stock held by them, based upon an exchange ratio as more fully described in the accompanying Prospectus/Joint Proxy Statement.

              [_]  FOR            [_]  AGAINST         [_]  ABSTAIN

II. The approval of an amendment to the Corporation's Articles of Incorporation increasing the number of authorized shares.

              [_]  FOR            [_]  AGAINST         [_]  ABSTAIN



                              Please sign exactly as your name
                              appears on this card. Joint
                              owners should each sign
                              personally. Corporation proxies
                              should be signed in corporate
                              name by an authorized officer.
                              Executors, administrators,
                              trustees or guardians should
                              give their title when signing.

                              Date:
                                    ----------------------------------

                              Signature(s):
                                            --------------------------

                                            --------------------------


             Please Sign, Date and Mail your Proxy Promptly in the
                        Enclosed Postage-Paid Envelope.